                                                                    EXHIBIT 99.1

Contact:

Investors:                                          Media:
Ann Tanabe                                          Brad Miles
Encysive Pharmaceuticals                            BMC Communications
(713) 796-8822                                      (212) 477-9007 ext. 17

Hershel Berry
The Trout Group
(415) 392-3385


FOR IMMEDIATE RELEASE

ENCYSIVE PHARMACEUTICALS ANNOUNCES ITS MAJORITY-OWNED AFFILIATE, REVOTAR BIOPHARMACEUTICALS AG, INITIATES TWO PHASE IIA CLINICAL TRIALS IN PSORIASIS AND ATOPIC DERMATITIS

Houston, TX- (October 9, 2003)- Encysive Pharmaceuticals (NASDAQ: ENCY) today announced that its majority-owned German affiliate, Revotar Biopharmaceuticals AG, initiated two double-blind, placebo and standard drug controlled Phase IIa clinical trials in psoriasis and atopic dermatitis. In both trials, a new topical formulation of bimosiamose, a small molecule selectin antagonist will be used.

"We are pleased with the progress Revotar has made with the selectin program," said Bruce D. Given, M.D. president and CEO of Encysive Pharmaceuticals Inc. "The initiation of these trials along with the positive asthma results reported in August, will add value to Revotar's selectin antagonist development program in inflammatory diseases," Given added.

Bimosiamose is a pan-selectin antagonist under development by Revotar. In addition to psoriasis and atopic dermatitis, the company is evaluating bimosiamose in asthma. For a complete copy of the Revotar announcement please visit the Revotar web site at www.revotar-ag.de

ABOUT REVOTAR BIOPHARMACEUTICALS AG

Revotar Biopharmaceuticals AG is a privately held German company, majority owned by Encysive Pharmaceuticals. The other investors are bmp AG and Medipoint Venture Funds GmbH, both located in Berlin, Germany. Revotar is located in Henningsdorf, State of Brandenburg, Germany, and is committed to the discovery and development of small molecule drugs to treat inflammation. Revotar Biopharmaceuticals AG owns proprietary rights to the development of small molecule antagonist Microphage Migration Inhibitor (MIF), and the Junctional Adhesion Molecule-1 (JAM-1) and its interaction with LFA-1. Its lead compound bimosiamose (small molecule selectin antagonist) is also being developed in Phase II clinical trials for topical treatment of psoriasis and atopic dermatitis. Other indications such as COPD, inflammatory bowel disease, reperfusion injury, sepsis, rheumatoid arthritis and transplantation may also become promising targets for selection antagonists. To learn more about Revotar Biopharmaceuticals AG please visit their web site www.revotar-ag.de

ABOUT ENCYSIVE PHARMACEUTICALS

Encysive Pharmaceuticals Inc., a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for our expertise in small molecule drug development and vascular biology. Argatroban, our first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Encysive Pharmaceuticals is in Phase III development of the endothelin antagonist, sitaxsentan, for pulmonary arterial hypertension. Our majority-owned affiliate, Revotar Biopharmaceuticals AG, is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Encysive Pharmaceuticals has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.


This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required government approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. The company undertakes no duty to update of revise these forward-looking statements.


                                      # # #